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                                                                   EXHIBIT 3.6

                                      THIRD

                           AMENDED AND RESTATED BYLAWS

                                       OF

                       AMERICAN ARTISTS FILM CORPORATION

                                    * * * * *


                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office of the Corporation shall be in the County of St. Louis, State of Missouri.

         Section 2. The Corporation may also have offices at such other places, both within and without the State of Missouri, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. All meetings of the shareholders for the election of directors shall be held at such place, either within or without the State of Missouri, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Missouri, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of shareholders, commencing with the year 1996, shall be held on the second Tuesday of May if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from


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time to time by the Board of Directors and stated in the notice of the meeting, at which the shareholders shall elect one or more directors and transact such other business as may properly be brought before the meeting.

         At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the date of the notice to shareholders of the previous year's annual meeting. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the proposal or business desired to be brought before the annual meeting and the reasons for presenting the proposal or conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such proposal or business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in


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accordance with the provisions of this Section 2, and if the chairman should so determine and declare to the meeting, any such business not properly brought before the meeting shall not be transacted.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than seventy (70) days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         Section 5. Special meetings of the shareholders entitled to vote, for any purpose or purposes, may be called only by the chief executive officer or the Board of Directors.

         Section 6. Written notice of a special meeting of the shareholders entitled to vote, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than seventy (70) days before the date of the meeting to each shareholder entitled to vote at the meeting.

         Section 7. Business transacted at a special meeting of the shareholders entitled to vote


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shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the issued and outstanding stock which is entitled to vote, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such a quorum shall not be present or represented at a meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting in accordance with the original notice thereof. If the adjournment is for more than ninety (90) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in accordance with Section 3 and/or Section 6 of this
Article II.

         Section 9. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast shall decide any question brought before the meeting, unless the question is one upon which, by the express provision of statute, the Articles of Incorporation of the Corporation or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. When determining the presence of a quorum at any meeting, all shares held by (a) any shareholder, or represented by a holder of a proxy therefor, who is present but voluntarily decides not to vote, or (b) a broker or nominee who lacks authority to vote such shares, shall be deemed present. However, such shares shall not be deemed cast on any matter unless properly voted and, therefore, shall have no effect on the outcome of the matter in


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question.

         Section 11. Unless otherwise provided in the Articles of Incorporation of the Corporation, each shareholder shall at every meeting of the shareholders be entitled to cast one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. No proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period.

         Section 12. Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote at the meeting with respect to the subject matter thereof, and is delivered to the Corporation to its registered office in the state of Incorporation, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

         Section 13. (a) Directors shall be elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes for directors.

         (b) Until a distinction between the rights of holders of Class A and Class B Common Stock shall have terminated as provided in the Articles of Incorporation of the Corporation, the holders of any outstanding shares of Class B Common Stock voting as a separate class shall be entitled to elect a number of directors equal to the greater of:

                  (i) the number (rounded to the nearest whole number) that
                      bears to the total number of directors of the Corporation the same ratio that the number of outstanding shares of Class B Common Stock bears to the aggregate number


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                      of outstanding shares of Class A and Class B Common Stock;
                      or

                 (ii) the smallest number of directors that constitutes a
                      majority of the Board of Directors.

Holders of any outstanding shares of Class A Common Stock voting as a separate class shall be entitled to elect all of the other members of the Board of Directors, if any. Notwithstanding the foregoing, if no shares of Class A Common Stock are outstanding, all directors shall be elected by the holders of outstanding shares of Class B Common Stock.

                                  ARTICLE III

                                   DIRECTORS

         Section 1. (a) The number of directors constituting the entire Board shall be not less than three (3) nor more than fifteen (15) as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director then in office, and provided further, that the number of directors constituting the entire Board shall be three (3) until otherwise fixed by a majority of the entire Board.

         (b) Notwithstanding any other provisions of the Articles of Incorporation of the Corporation or these By-Laws:

             (1) The holders of Class A Common Stock as a separate class shall be entitled by majority vote to remove, with or without cause, any director elected by the holders of Class A Common Stock (or by directors elected by them) and the holders of Class B Common Stock as a separate class shall be entitled by majority vote to remove, with or without cause, any director elected by the holders of Class B Common Stock (or by directors elected by them).

             (2) Any vacancy in the office of a director elected by the holders of Class A Common


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         Stock may be filled by majority vote of such holders voting as a separate class and any vacancy in the office of a director elected by the holders of Class B Common Stock may be filled by majority vote of such holders voting as a separate class or, in the absence of a shareholder vote, in either case by majority vote of the remaining directors elected by holders of the same class. Any vacancy created by increasing the number of directors may be filled by majority vote of the holders of Class A Common Stock voting as a separate class or of the holders of Class B Common Stock voting as a separate class or, in the absence of a shareholder vote, in either case by majority vote of the directors of such class, whichever is necessary in order to insure that holders of Class B Common Stock (or directors elected by them) shall have elected the same number of directors as they would be entitled to elect at such time in an election of directors pursuant to
         Article II, Section 13, and that holders of Class A Common Stock (or directors elected by them) shall have elected the other members of the Board of Directors. Any director elected by the members of the Board of Directors to fill a vacancy shall serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

         Section 2. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation of the Corporation or by these By-Laws directed or required to be exercised or done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 3. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Missouri.

         Section 4. The annual meeting of the Board of Directors shall be held immediately


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following the annual meeting of shareholders at the place at which the meeting of the shareholders is held, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum of the Board of Directors is present.

         Section 5. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 6. Special meetings of the Board of Directors may be called by the chief executive officer or president on two (2) days' notice to each director, either personally or by mail or by facsimile; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of a majority of directors.

         Section 7. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         Section 8. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 9. Members of the Board of Directors, or any committee designated by the


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Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS

         Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Articles of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, as provided in Section 180(1) of the General Corporation Law of Missouri, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the


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conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or to amend the By-Laws of the Corporation; and, unless the resolution of the Board of Directors or the Articles of Incorporation of the Corporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.



                            COMPENSATION OF DIRECTORS

         Section 12. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or committee thereof and may be paid, either in cash or in securities of the Corporation, a fixed sum for attendance at each meeting of the Board of Directors or committee thereof or a stated salary as director or committee member. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


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                                   ARTICLE IV

                                     NOTICES

         Section 1. Whenever notice is required or permitted to be given to any director or shareholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the Corporation, with first class postage thereon prepaid, and such notice shall be deemed to be given three (3) business days after the same shall be deposited in the United States mail. Notice to directors may also be given personally, by facsimile or by next business day courier delivery and shall be deemed to be given when personally given or so sent (provided, however, that notice by facsimile shall be effective only if receipt is acknowledged by addressee).

         Section 2. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS


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         Section 1.  The officers of the Corporation shall be chosen by the
Board of Directors at its first meeting after each annual meeting of shareholders and shall be a chairman (or one or more co-chairmen) of the Board of Directors, president (or one or more co-presidents), one or more vice-presidents (who may have further descriptive designations thereof, such as executive vice-president, senior vice-president, vice-president, finance, etc.), a secretary and a treasurer. The Board of Directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Articles of Incorporation or these By-Laws otherwise provide.

         Section 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 3. The salaries of all executive officers of the Corporation shall be fixed by the Board of Directors.

         Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

                       CHAIRMAN OF THE BOARD OF DIRECTORS

         Section 5. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other duties as may be conferred upon him by the Board of Directors. Except where the signature of some other officer or agent of the Corporation is expressly required, the Chairman shall possess the same power as the Chief Executive Officer to execute all deeds, notes, bonds, mortgages, certificates, contracts and other


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instruments of the corporation which may be authorized by the Board of
Directors.

                           THE CHIEF EXECUTIVE OFFICER

         Section 5A. The Chief Executive Officer of the Corporation shall have general supervision over the policies, affairs and finances of the Corporation. He shall keep the Board of Directors fully informed and shall freely consult with the Board of Directors concerning the business of the Corporation and shall perform such other duties as are incident to such office and are properly required of the Chief Executive Officer by the Board of Directors. The Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors. Except where by law the signature of the president is required and except as otherwise provided by the Board of Directors, the Chief Executive Officer may sign all certificates, contracts, documents and other instruments on behalf of the Corporation. Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer also shall be entitled to vote all stock and other interests having voting rights which are owned by the Corporation; in the absence of a contrary resolution adopted by the Board of Directors, the Chief Executive Officer shall vote such stock and other interests in a manner which the Chief Executive Officer deems appropriate.

                        THE PRESIDENT AND VICE PRESIDENTS

         Section 6. The president or each co-president and each vice president shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 7. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The


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secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive. The secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the secretary's signature.

         Section 8. The assistant secretary, if any, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 9. The treasurer shall be the chief financial officer of the Corporation and shall have the custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 10. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and upon request shall render to the Chief Executive Officer and the Board of Directors an account of all transactions as treasurer and of the financial condition of the Corporation.


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         Section 11.  If required by the Board of Directors, the treasurer shall give the Corporation and maintain in effect a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the Corporation, in case of the death of the treasurer, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the treasurer belonging to the Corporation.

         Section 12. The assistant treasurer, if any, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of the inability or refusal to act of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors and Chief Executive Officer may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

         Section 1. The shares of the Corporation shall be represented by one or more certificates. Certificates shall be signed, in the name of the Corporation, by the Chief Executive Officer, the president, a co-president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Corporation.

         If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized or referenced on the face or back of the certificate which the Corporation shall issue to represent


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such class or series of stock, provided that, if summarized or referenced, there shall also be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder thereof who so requests a copy of the powers, designations, preferences and relative, participating, optional or other special rights of the class of stock or series and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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                                TRANSFER OF STOCK

         Section 4. (a) Except as otherwise provided by the Articles of Incorporation of the Corporation or these By-Laws, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, subject, however to restrictions imposed either by applicable federal or state securities laws or by agreements by or among the shareholders.

         (b) Any transfer of record of shares of Class B Common Stock other than to a Qualified Transferee (as herein defined) shall be conclusively deemed to constitute an election by the holder of record thereof to convert the said shares of Class B Common Stock into an equal number of shares of Class A Common Stock. As used herein, Qualified Transferee means any one or more of (i) the transferor's spouse, issue, parents or siblings, or a trust for the benefit of the transferor or any such persons, (ii) in the event of the transferor's death or legal disability, the transferor's executor, administrator or personal representative, (iii) any transferee receiving the shares as a gift, legacy or inheritance, or as a distribution from a corporation, partnership, trust or other entity in respect of the transferee's ownership interest therein, or (iv) any other person approved in their sole discretion by the Board of Directors or its designee upon written application submitted to the Secretary of the corporation at least five (5) business days prior to the date of the transfer. Any shares of Class B Common Stock transferred beneficially but not of record may upon application by any record holder of Class B Common Stock be denied the right to vote and receive payment of dividends until the shares have been transferred of record.

                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the shareholders entitled to notice


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of or to vote at any meeting of shareholders, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED SHAREHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. (a) Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.


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         (b) Upon any stock dividend or other distribution in the form of Common
Stock of the Corporation, only Class A Common Stock may be distributed in respect of Class A Common Stock and only Class B Common Stock may be distributed in respect of Class B Common Stock. Whenever any such distribution is made, the same number of shares shall be distributed in respect of each outstanding share of Class A and Class B Common Stock. The Corporation shall not combine or subdivide shares of either of such classes without at the same time making a proportionate combination or subdivision of shares of the other class.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Missouri". The seal may be used by causing it or a facsimile


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

thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                         INDEMNIFICATION WITH RESPECT TO
                               THIRD PARTY ACTIONS

         Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that (i) such person is or was a director, officer, employee or agent of this Corporation, or (ii) is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or
(iii) is or was at the request of the Corporation a guarantor of any debts of the Corporation, against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                   INDEMNIFICATION WITH RESPECT TO ACTIONS BY
                       OR IN THE RIGHT OF THE CORPORATION

         Section 2. This Corporation shall indemnify any person who was or is a party or is


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

threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, partner, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to this Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any indemnification under this
Section 2 (unless ordered by a court) shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

                        INDEMNIFICATION - HOW AUTHORIZED

         Section 3. To the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Subsections 1 or 2 of this Section, or in defense of any claim, issue or matter therein, the director, officer, employee or agent shall be indemnified against expenses, including attorneys' fees actually and reasonably incurred by such director, officer, employee or agent in connection with the action, suit or proceeding.

                        PAYMENT OF EXPENSES IN ADVANCE OF
                              DISPOSITION OF ACTION

         Section 4. Expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, partner, trustee or agent to repay such amount unless it shall ultimately be determined that the director, officer, employee, partner, trustee or agent is entitled to be indemnified by this Corporation as authorized in this Article VIII.

                    INDEMNIFICATION PROVIDED IN THIS ARTICLE
                                  NON-EXCLUSIVE

         Section 5. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity while holding such office and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           DEFINITION OF "Corporation"

         Section 6. For the purposes of this Article VIII, references to this "Corporation" include all constituent Corporations absorbed in a consolidation or merger as well as the resulting or surviving Corporation, so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent Corporation or is or was serving at the request of such constituent Corporation as a director, officer, employee, partner, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving Corporation in the same capacity.

                                    INSURANCE

         Section 7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

                               CERTAIN DEFINITIONS

         Section 8. For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

                            EXTENT OF INDEMNIFICATION

         Section 9.  The Corporation shall, to the fullest extent permitted by
Section 351.355 of the General Corporation Law of the State of Missouri, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section.

                                  SAVING CLAUSE

         Section 10. In the event any provision of this Article VIII is held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision of this Article VIII and the other provisions of this Article VIII shall be construed as if such invalid provision had not been contained in this Article VIII.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or by the Board of Directors (when such power is conferred upon the Board of Directors by the Articles of Incorporation), at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Articles of Incorporation it shall not divest or limit the power of the shareholders to adopt, amend or repeal By-Laws.

AS APPROVED BY THE BOARD OF DIRECTORS OF AMERICAN ARTISTS FILM CORPORATION on July 24, 1998.


                                       AMERICAN ARTISTS FILM CORPORATION


                                       By: J. Eric Van Alta
                                           ---------------------------
                                           Secretary